                                                                   Exhibit 10.28

                            AGREEMENT TO CONTRIBUTE
                            -----------------------

     THIS AGREEMENT TO CONTRIBUTE ("Agreement") is entered into this 12th day of August, 1997, by and between TUCKER B. MAGID, of Highland Park, Illinois ("Contributing Partner") and THE PRIME GROUP, INC., an Illinois corporation ("Prime").

                                   RECITALS

    A. The Contributing Partner is a partner in 1001 Technology Way, LLC, MacArthur Drive Properties and CLE Limited Partnership (collectively, the "Partnerships") and holds such partnership interests (the "Interests"), which Interests give the Contributing Partner the percentage interests in each of the Partnerships as set forth on Exhibit A attached hereto.

     B.  Prime has entered into that certain contribution agreement
(the "Contribution Agreement") dated July 8, 1997 pursuant to which the "Contributor" (as such term is defined in the Contribution Agreement) will cause each of the partners in the Partnerships (including the Contributing Partner) and other partnerships to contribute Interests to the "Partnership" (as such term is defined in the Contribution Agreement).

     C. The Contributing Partner has received a copy of the Contribution Agreement and desires to contribute its Interests and all of its right, title and interest therein to the Partnership as provided in the Contribution Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Contributing Partner and Prime agree as follows:

     1. All capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Contribution Agreement.

     2. The Contributing Partner hereby agrees to execute and deliver the Assignments of Partnership Interests for each of the Interests set forth on Exhibit A, and to receive the percentage share of the OP Units received by the Partnerships equal to the percentage set forth on Exhibit A, subject to the conditions and terms contained in the Contribution Agreement, including but not limited to all conditions precedent to the Contributor's obligations thereunder.

     3. Prime agrees to cause the Partnership to accept the Assignments of Partnership Interests for the Interests set forth on Exhibit A, and to otherwise disburse OP Units to the Contributing Partner in accordance with the terms of the Contribution Agreement or as otherwise instructed by the Contributor.

     4. The Contributing Partner is not obligated for any of the representations and warranties of the Contributor as set forth in the Contribution Agreement or to fulfill any other terms, agreements or obligations therein. The Contributing Partner shall not be obligated to contribute its Interests to the Partnership or to any other party to whom Prime assigns its rights, unless the Contributors obligated to make the contributions set forth in Article II of the Contribution Agreement.

     5. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid or by overnight express courier, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally, on the next business day if delivered by overnight courier or two business days after deposit in the mail if mailed by certified or registered mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

          If to the Company:      The Prime Group, Inc.
                                  77 West Wacker Drive
                                  Suite 3900
                                  Chicago, Illinois 60601
                                  Attn: Jeffrey A. Patterson

          With a copy to:         The Prime Group, Inc.
                                  77 West Wacker Drive
                                  Suite 3900
                                  Chicago, Illinois 60601
                                  Attn: Robert J. Rudnik

          With a copy to:         Winston & Strawn
                                  35 West Wacker Drive
                                  Suite 4200
                                  Chicago, Illinois 60601
                                  Attn: Wayne D. Boberg and William J. Ralph

          If to Contributing
            Partner:              Tucker B. Magid
                                  Industrial Building and Development Company
                                  3184 MacArthur Blvd.
                                  Northbrook, Illinois 60062

          With a copy to:         Shefsky & Froelich Ltd.
                                  444 North Michigan Avenue
                                  Suite 2500
                                  Chicago, Illinois 60611
                                  Attn: James M. Teper

                                      -2-
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     6.  This Agreement and the Exhibits attached hereto contain the entire agreement and understanding of the parties in respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

     7. The parties hereto agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing at no cost to Contributing Partner as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

     8. This Agreement and any document or instrument executed pursuant hereby may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     10. Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, this Agreement to Contribute has been executed and delivered by the Contributing Partner and Prime on the respective dates set forth below and is intended effective as of the latest of such dates.

                                  CONTRIBUTING PARTNER:

Dated: August 12, 1997            /s/ Tucker B. Magid
                                  --------------------------------------------
                                  Tucker B. Magid


                                  PRIME:
                                  -----

                                  THE PRIME GROUP, INC., an Illinois corporation

Dated: August 12, 1997         By:/s/ Richard E. Curto
                                  --------------------------------------------
                                  Richard E. Curto, Executive Vice President

                                   EXHIBIT A
                                   ---------

                             PARTNERSHIP INTERESTS

                                                           PERCENTAGE
    PARTNERSHIPS                  PROPERTIES                INTEREST
    ------------                  ----------                --------

1001 Technology Way,          1001 Technology Way              10%
LLC, an Illinois limited
liability company

MacArthur Drive               1301 Ridgeview                   10%
Properties, an Illinois
limited partnership

CLE Limited Partnership,      1301 Ridgeview                   10%
an Illinois limited
partnership





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